EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We have issued our report dated February 25, 2000 accompanying the consolidated financial statements of Xybernaut Corporation appearing in the Corporation's Annual Report on Form 10-KSB for the year ended December 31, 1999 which are incorporated by reference in this Registration Statement on Form S-3. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts".


                                                              GRANT THORNTON LLP


Vienna, Virginia
March 31, 2000